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                                    EXHIBIT 5


                               OPINION OF COUNSEL





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              [FOSTER, SWIFT, COLLINS & SMITH, P.C. LETTERHEAD]











                                   May 8, 1998



IBT Bancorp, Inc.
200 East Broadway
Mt. Pleasant, MI 48858

Gentlemen:

          RE:   IBT Bancorp, Inc.
                Registration Statement on Form S-3

          You have requested our opinion as counsel to IBT Bancorp, Inc., a Michigan corporation, in connection with a Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on Form S-3. The Registration Statement relates to the offering of 40,000 shares of IBT Bancorp, Inc. common stock to be issued to stockholders in connection with the IBT Bancorp, Inc. Stockholder Dividend Reinvestment and Employee Stock Purchase Plan.

          Based upon such examination and upon examination of such other instruments and records as we deem necessary, we are of the opinion that:

                   1. The Corporation has been duly incorporated under the laws of the State of Michigan, and is validly existing and in good standing under the laws of that state.

                   2. The 40,000 shares of common stock covered by this Registration Statement have been legally authorized; and when such shares have been duly delivered to stockholders against payment therefore as contemplated by the IBT Bancorp, Inc. Stockholder Dividend Reinvestment and Employee Stock Purchase Plan, such shares will be legally issued, fully paid and nonassessable.





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              [FOSTER, SWIFT, COLLINS & SMITH, P.C. LETTERHEAD]



IBT Bancorp, Inc.
Page 2
May 8, 1998


          This opinion is furnished for use as an Exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us in the Prospectus under the heading "Legal Opinion".

                      FOSTER, SWIFT, COLLINS & SMITH, P.C.

                      Foster, Swift, Collins & Smith, P.C.